Exhibit 99.1

N / E / W / S    R / E / L / E / A / S / E

November 4, 2021

FOR IMMEDIATE RELEASE

For more information, contact:

First Merchants Corporation

Nicole M. Weaver, Vice President and Director of Corporate Administration

765-521-7619

http://www.firstmerchants.com

Level One Bancorp, Inc.

David C. Walker, Executive Vice President and Chief Financial Officer

248-737-6903

http://www.levelonebank.com

SOURCE: First Merchants Corporation, Muncie, Indiana and Level One Bancorp, Inc., Farmington Hills, Michigan

FIRST MERCHANTS CORPORATION AND LEVEL ONE BANCORP, INC. ANNOUNCE SIGNING OF A DEFINITIVE MERGER AGREEMENT

MUNCIE, IN. and FARMINGTON HILLS, MI, November 4, 2021 — First Merchants Corporation (Nasdaq: FRME) (“First Merchants”) and Level One Bancorp, Inc., (Nasdaq: LEVL) today announced they have executed a definitive merger agreement by which Level One Bancorp, Inc. will merge with and into First Merchants Corporation in a stock and cash transaction currently valued at approximately $323.5 million. Upon completion of the merger, Level One Bank will merge with and into First Merchants Bank.

Headquartered in Farmington Hills, Michigan, LEVL operates 16 banking center locations in the southeastern Michigan area. Since its founding in 2007, LEVL has grown to be one of the largest community banks in Michigan with consistent double-digit loan and deposit growth rates. LEVL has total assets of $2.5 billion, total loans of $1.7 billion, and total deposits of $2.1 billion earning a 1.50% return on average assets and 16.3% return on tangible common equity for the quarter ended September 30, 2021.

The merger agreement provides that the common shareholders of LEVL will have the right to receive a 0.7167 share of First Merchants common stock, in a tax-free exchange, and $10.17 in cash for each share of LEVL common stock owned, currently an approximate 75% stock / 25% cash mix. Based on the closing price of First Merchants common stock on November 3, 2021 of $43.50 per share, the implied merger consideration for each share of LEVL common stock is $41.35 per share. In addition, each share of Level One’s 7.50% Non-Cumulative Perpetual Preferred Stock, Series B, outstanding immediately prior to the effective time of the merger will be converted into the right to receive one share of a newly created series of preferred stock of First Merchants having voting powers, preferences and special rights that are substantially identical to the Level One Series B preferred stock. First Merchants expects this combination to be mutually beneficial to First Merchants and LEVL shareholders and customers. First Merchants anticipates earnings per share accretion of approximately 10.4% in 2023 (the first full year of combined operations) and a tangible book value earnback of 2.9 years.

The transaction is expected to be completed in the first half of 2022, subject to the affirmative vote of a majority of LEVL common shareholders, regulatory approvals, and other customary conditions. The combined company, conducting its banking business as First Merchants Bank, expects to complete its system integration during the third quarter of 2022.

First Merchants and LEVL will have combined assets of approximately $17.6 billion and First Merchants will remain the second largest financial holding company headquartered in Indiana. The combined company will have 122 banking offices across Indiana, Michigan, Ohio and Illinois.

Mark Hardwick, Chief Executive Officer of First Merchants, said: “Like First Merchants, Level One Bank has a strong customer-focused history and a deep-rooted commitment to community banking. We are excited they have chosen to become the newest member of the First Merchants family.”

According to Mike Stewart, President of First Merchants, “The LEVL franchise contiguously extends First Merchants further into southeastern Michigan. Our operating approach is focused on enhancing the financial wellness and prosperity of the communities we serve. Consistent with our brand reputation, our service model reflects a genuine relationship-oriented way of meeting the financial needs of businesses and consumers within the communities we serve.”

In First Merchants Bank’s newly acquired market, the executive team will include Level One Bank President, Timothy Mackay, Chief Lending Officer and Corporate Secretary, Gregory Wernette, and Risk Management Officer, Eva Scurlock. Chairman and Chief Executive Officer, Patrick Fehring, Chief Human Resources Officer, Lani Barrett, and Chief Financial Officer, David Walker will retire after completion of the merger.

Patrick Fehring, Chairman and Chief Executive Officer of Level One, stated, “We believe our partnership with First Merchants will provide tremendous benefits to our customers, shareholders and communities as we look forward to continuing the legacy of exceptional customer service, local responsiveness and strong community engagement that has defined Level One Bank since it was founded in 2007.”

Tim Mackay, President of Level One, added “This partnership brings together two organizations with very similar cultures and a go-to-market strategy that allows us to build upon our strong commercial banking performance while also leveraging the momentum and growth we have developed in consumer banking and residential mortgage lending in recent years.”

Stephens Inc. served as the financial advisor to First Merchants and legal advisor was Dentons Bingham Greenebaum LLP.

Piper Sandler & Co. served as financial advisor to LEVL in this transaction and Barack Ferrazzano served as legal advisor.

Conference Call

First Merchants Corporation will conduct a conference call and web cast to discuss the pending acquisition of LEVL at 10:00 a.m. (ET) on Thursday, November 4, 2021.

To participate, dial (Toll Free) 877-507-0578 and reference First Merchants Corporation’s November 4th Conference Call. International callers please call +1 412-317-1073.

In order to view the webcast and presentation slides, please go to https://services.choruscall.com/links/frme211104.html during the time of the call.

Additional Information

Communications in this press release do not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any proxy vote or approval. First Merchants will file a Registration Statement on Form S-4 with the Securities and Exchange Commission (“SEC”) in connection with the proposed merger of Level One Bancorp, Inc. (“Level One”) with and into First Merchants that will include a proxy statement for Level One and a prospectus for First Merchants, which, when finalized, will be submitted to Level One common shareholders for their consideration. INVESTORS ARE URGED TO READ THE PROXY STATEMENT-PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE, AS WELL AS ANY OTHER RELEVANT DOCUMENTS CONCERNING THE PROPOSED TRANSACTION, TOGETHER WITH ALL AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, AS THEY WILL CONTAIN IMPORTANT INFORMATION. When filed, this document and other documents relating to the merger filed by First Merchants and Level One can be obtained free of charge from the SEC’s website at www.sec.gov. These documents also can be obtained free of charge by accessing First Merchants website at www.firstmerchants.com under the tab “Investor Relations” and then under “SEC Filings.” Alternatively, these documents, when available, can be obtained free of charge from First Merchants upon written request to First Merchants Corporation, 200 East Jackson Street, Muncie, IN 47305, Attention: Corporate Secretary, or by calling (765) 747-1500, or from Level One, upon written request to Level One Bancorp, Inc., 32991 Hamilton Court, Farmington Hills, MI 48334, Attention: Investor Relations, or by calling (888) 880-5663.

First Merchants and Level One and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the common shareholders of Level One in connection with the proposed merger. Information about the directors and executive officers of First Merchants is set forth in the proxy statement for First Merchants’ 2021 annual meeting of shareholders, as filed with the SEC on Schedule 14A on April 1, 2021, which information has been updated by First Merchants from time to time in subsequent filings with the SEC. Information about the directors and executive officers of Level One will be set forth in the Proxy Statement-Prospectus relating to the proposed merger when it becomes available. Additional information regarding the interests of these participants, including Level One’s officers and directors, will also be included in the Proxy Statement-Prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described above.

Forward-Looking Statements

This release contains forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can often, but not always, be identified by the use of words like “believe”, “continue”, “pattern”, “estimate”, “project”, “intend”, “anticipate”, “expect” and similar expressions or future or conditional verbs such as “will”, “would”, “should”, “could”, “might”, “can”, “may”, or similar expressions. These forward-looking statements include, but are not limited to, statements relating to the expected timing and benefits of the proposed merger (the “Merger”) between First Merchants and Level One, including future financial and operating results, cost savings, enhanced revenues, and accretion/dilution to reported earnings that may be realized from the Merger, as well as other statements of expectations regarding the Merger, and other statements of First Merchants’ goals, intentions and expectations; statements regarding the First Merchants’ business plan and growth strategies; statements regarding the asset quality of First Merchants’ loan and investment portfolios; and estimates of First Merchants’ risks and future costs and benefits, whether with respect to the Merger or otherwise. These forward-looking statements are subject to significant risks, assumptions and uncertainties that may cause results to differ materially from those set forth in forward-looking statements, including, among other things: the risk that the businesses of First Merchants and Level One will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; expected revenue synergies and cost savings from the Merger may not be fully realized or realized within the expected time frame; revenues following the Merger may be lower than expected; customer and employee relationships and business operations may be disrupted by the Merger; the ability to obtain required regulatory approvals or the approval of Level One’s common shareholders, and the ability to complete the Merger on the expected timeframe; possible changes in monetary and fiscal policies, and laws and regulations; the effects of easing restrictions on participants in the financial services industry; the cost and other effects of legal and administrative cases; possible changes in the credit worthiness of customers and the possible impairment of collectability of loans; fluctuations in market rates of interest; competitive factors in the banking industry; changes in the banking legislation or regulatory requirements of federal and state agencies applicable to bank holding companies and banks like First Merchants’ affiliate bank; continued availability of earnings and excess capital sufficient for the lawful and prudent declaration of dividends; changes in market, economic, operational, liquidity, credit and interest rate risks associated with the First Merchants’ business; the severity and duration of the COVID-19 pandemic and its impact on general economic and financial market conditions and First Merchants’ business, results of operations, and financial condition; and other risks and factors identified in each of First Merchants’ filings with the SEC. Neither First Merchants nor Level One undertakes any obligation to update any forward-looking statement, whether written or oral, relating to the matters discussed in this press release. In addition, the companies’ past results of operations do not necessarily indicate their anticipated future results.

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